Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Lemmer, Franklin Myers, Charles M. Sledge and Grace B. Holmes, and each of them, his attorney-in-fact with full power of substitution and resubstitution for him in any and all capacities, to sign any amendments, supplements or other documents relating to this Annual Report on Form 10-K he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 23rd day of February 2005.

Signature	Title

/s/ Nathan M. Avery	Director
(Nathan M. Avery)

/s/ C. Baker Cunningham	Director
(C. Baker Cunningham)

/s/ Peter J. Fluor	Director
(Peter J. Fluor)

/s/ Sheldon R. Erikson	Chairman, President and Chief Executive Officer
(Sheldon R. Erikson)	(Principal Executive Officer)

/s/ Lamar Norsworthy	Director
(Lamar Norsworthy)

/s/ Michael E. Patrick	Director
(Michael E. Patrick)

/s/ David Ross III	Director
(David Ross III)

/s/ Bruce Wilkinson	Director
(Bruce Wilkinson)

/s/ Franklin Myers	Senior Vice President of Finance and Chief Financial Officer
(Franklin Myers)	(Principal Financial Officer)

/s/ Charles M. Sledge	Vice President and Corporate Controller
(Charles M. Sledge)	(Principal Accounting Officer)